388	Additional information Signatures

Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form F-3 No. 333-220276) pertaining to Aegon Funding Company LLC,
2)	Registration Statement (Form F-3 No. 333-222212) pertaining to Transamerica Corporation Producers’ Stock Purchase Plan,
3)	Registration Statement (Form S-8 No. 333-196156) pertaining to Aegon Group Identified Staff Variable Compensation Plan - 2012, Aegon Group Long-Term Variable Compensation Plan for Other Staff - 2012, Aegon Group Identified Staff Variable Compensation Plan - 2013 and Aegon Group Long-Term Variable Compensation Plan for Other Staff - 2013,
4)	Registration Statement (Form S-8 No. 333-183176) pertaining to Aegon N.V. LTIC Plan for Executive Board, Management Board, Senior Management and Other Managers - 2010, Aegon Group Identified Staff Variable Compensation Plan - 2011 and Aegon Group Long-Term Variable Compensation Plan for Other Staff - 2011,
5)	Registration Statement (Form S-8 No. 333-157843) pertaining to Aegon USA, LLC Profit Sharing Plan (now known as Transamerica 401(k) Retirement Savings Plan), and
6)	Registration Statement (Form S-8 No. 333-150774) pertaining to Aegon USA, Inc. Profit Sharing Plan (now known as Transamerica 401(k) Retirement Savings Plan).

of Aegon N.V. of our report dated March 22, 2018 relating to the consolidated financial statements and the other financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Accountants N.V.

Amsterdam, The Netherlands

March 22, 2018

Annual Report on Form 20-F 2017

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